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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 28, 2006
                                                        -----------------

                             SECURED SERVICES, INC.
                             ----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      DELAWARE                    001-12536                    11-2964894
----------------------      --------------------       -----------------------
  (STATE OR OTHER               (COMMISSION                 (IRS EMPLOYER
  JURISDICTION OF                FILE NUMBER)             IDENTIFICATION NO.)
   INCORPORATION)

                         110 WILLIAMS STREET, 14TH FLOOR
                            NEW YORK, NEW YORK 10038
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 227-9696
                                                           --------------

       -------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST
                                    REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 28, 2006 (the "Effective  Date"),  Secured  Services,  Inc.
("Secured") entered into and closed on a Securities Purchase Agreement (the "Debenture Agreement") among Secured, Midsummer Investment, Ltd. and Islandia L.P., both accredited investors (the "Investors") for the private placement of 3-year secured convertible debentures in the aggregate principal amount of $2.5 million, bearing interest at 7.0% per annum (the "Debentures") and four-year common stock warrants to purchase 14,705,882 shares at an exercise price of approximately $0.17 per share (the "Warrants"). The sale of the Debentures and Warrants was exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) and Rule 506 of the Act.

         The principal amount of the Debentures and any outstanding interest are due and payable on February 28, 2009 and the Warrants expire on February 28, 2010. Subject to the anti-dilution adjustments, the Debentures are convertible into, and the Warrants are exercisable for, a maximum of 14,705,882 shares of common stock at the option of the holders. With limited exceptions, the Debentures have full-rachet anti-dilution protection in the event Secured or any of its subsidiaries, as applicable, at any time while any Debentures are outstanding, shall sell or otherwise dispose of or issue any of Secured's common stock or common stock equivalents entitling any person or entity to acquire shares of common stock, at a price per share less than the then conversion price of the Debentures. In addition, the Warrants have similar anti-dilution protection except that in addition to an adjustment of its exercise price, the number of shares issuable upon exercise of the Warrants also increases to the number shares equal to the quotient when dividing the original aggregate exercise price prior to any anti-dilution adjustment by the adjusted exercise price.

         As security for the repayment of the Debentures, each of Secured's wholly-owned subsidiaries provided a guarantee in favor of the Investors and Secured pledged all of its assets to the Investors as collateral (the "Collateral") with the exception of the assets securing its existing debt to VASCO Data Security International, Inc. (the "VASCO Debt") which will be included in the Collateral if and when the VASCO Debt has been satisfied.

         In addition, Secured has agreed to (i) appoint two new directors, selected by Midsummer, to its Board of Directors and use its best efforts to keep them on its Board until such time as Midsummer holds less than 25 percent of the aggregate principal amount of Debentures and the 7.5% debentures due June 13, 2008 sold to them; and (ii) file a Registration Statement on Form SB-2, on or prior to April 30, 2006 for the purposes of registering under the Securities Act of 1933, as amended, the re-sale of the shares of Common Stock underlying the Debentures and Warrants.

         The foregoing descriptions of the agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03: CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         See disclosure under Item 1.01 above.

ITEM 3.02: UNREGISTERED SALES OF EQUITY SECURITIES.

         See disclosure under Item 1.01 above.



ITEM 9.01: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits:

EXHIBIT
NUMBER    DESCRIPTION
------    -----------

4.1    Final Form of 7.0% Secured Convertible Debenture due February 28, 2009
4.2    Final Form of common stock purchase warrant dated as of February 28, 2006
10.1   Final Form of Securities Purchase Agreement dated as of February 28, 2006
10.2   Final Form of Registration Rights Agreement dated as of February 28, 2006
10.3   Final Form of Security Agreement dated as of February 28, 2006
10.4   Final Form of Subsidiary Guarantee dated as of February 28, 2006


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Secured Services, Inc.


Dated:  February 28, 2006         By: /s/ Dale Quick
                                     ---------------------------
                                      Dale Quick, President and Chief Executive
                                      Officer